[ P W C L o g o ]
PricewaterhouseCoopers LLP 401 East Las Olas Boulevard
Suite 1800
Fort Lauderdale FL 33301
Telephone (954) 764 7111
Facsimile (954) 525 4453
Report of Independent Registered Certified Public Accounting Firm
To the Board of Directors and Stockholder of
CenterOne Financial Services LLC:

We have examined management's assertion, included in the accompanying Report on Assessment of
Compliance with Applicable Servicing Criteria, that CenterOne Financial Services LLC (the Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB
for the asset -backed securities transactions of automobile and light duty truck retail installment sale contracts registered under the Securities Act of 1933, as amended, sponsored by an entity that is not an affiliate of
CenterOne Financial Services LLC and completed since January 1, 2006, for which CenterOne Financial
Services LLC acted as a servicer (the Platform), as of December 31, 2008 and for the year then ended, excluding criteria 1122(d)(1)(i), 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(2)(vii),
1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi),
1122(d)(4)(xii), 1122(d)(4)(xiii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by it with respect to the servicing platform. As described in management's assertion, for servicing criteria 1122(d)(2)(i), 1122(d)(4)(ii), and 1122(d)(4)(viii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered "servicers" as defined in item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone
Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the
Company's determination of its eligibility to use Interpretation 17.06. Appendix A identifies the individual asset-
backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight
Board (United States) and, accordingly, included examining, on a tes t basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the
Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

[PWC Logo]
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2008 for the asset -backed securities transactions of automobile and light duty truck retail installment sale contracts registered under the Securities Act of 1933, as amended, sponsored by an entity that is not an affiliate of CenterOne Financial Services LLC and completed since January 1, 2006, for which CenterOne Financial Services LLC acted as a servicer, is fairly stated, in all material respects.
/s/ PricewaterhouseCoopers LLP
March 13, 2009
Appendix A
The asset-backed securities transactions of automobile and light duty truck retail installment sale contracts registered under the Securities Act of 1933, as amended, sponsored by an entity that is not an affiliate of
CenterOne Financial Services LLC and completed since January 1, 2006, for which CenterOne Financial
Services LLC acted as a servicer, include:
1. Merrill Auto Trust Securitization 2007-1
2. Merrill Auto Trust Securitization 2008-1